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                                                                Exhibit 99.1



                 NORDSTROM COMPLETES ACQUISITION OF HAUTELOOK

SEATTLE (March 23, 2011) - Seattle-based Nordstrom, Inc. (NYSE: JWN) announced today the closing on March 23, 2011 of its acquisition of HauteLook, Inc., a leader in the online private sale marketplace. The Company previously announced its proposed acquisition of HauteLook by press release on February 17, 2011.

The acquisition will enable Nordstrom to participate in the fast-growing private sale marketplace and provide a platform to increase innovation and speed in the way it serves customers in all channels.

Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 207 stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 115 full-line stores, 89 Nordstrom Racks, two Jeffrey boutiques and one clearance store. Nordstrom serves customers through its online presence at Nordstrom.com and through its catalogs. Nordstrom also operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.

Certain statements in this news release may contain or suggest "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995). Such statements are based upon the current beliefs and expectations of the Company's management. Actual future results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Risks and uncertainties include the possibility that the Company is unable to successfully implement the plans, strategies and objectives of management for post-acquisition operations and other risks that are described in the Company's Securities and Exchange Commission filings. Nordstrom undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.



Investor Contact:                                   Media Contact:
Sandy Fabre                                         Colin Johnson
Nordstrom                                           Nordstrom
206-233-6563                                        206-373-3036